CONTACT:	Alisa Rosenberg (914) 640-5214
FOR IMMEDIATE RELEASE
July 26, 2005
STARWOOD REPORTS RECORD SECOND QUARTER 2005 RESULTS
WHITE PLAINS, NY, July 26, 2005 - Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):
Second Quarter 2005 Highlights:
•	EPS from continuing operations for the second quarter of 2005 was $0.65, including an after-tax charge of $11 million relating to the demolition of a portion of the Sheraton in Cancun, Mexico where we will build vacation ownership units, compared to $0.56 in second quarter of 2004. Excluding special items, EPS from continuing operations was $0.70 for the second quarter of 2005 compared to $0.50 for the second quarter of 2004.

•	REVPAR at Same-Store Owned Hotels in North America and worldwide increased 12.7% and 12.3%, respectively, when compared to the second quarter of 2004. ADR increased 9.0% and 7.5% in North America and worldwide, respectively.

•	Margins at Same-Store Owned Hotels in North America improved approximately 230 basis points when compared to the second quarter of 2004.

•	Globally, REVPAR for Same-Store Owned Hotels grew for W Hotels (17.2%), followed by Westin (13.0%), St. Regis/Luxury Collection (11.7%), and Sheraton (11.0%), with each of these brands experiencing both ADR and occupancy gains.

•	Third-party management and franchise fees in the quarter increased 21.3% when compared to 2004.

•	Vacation ownership and residential revenues, which exclude gains on sales of notes receivable, increased 66.4%. Excluding the fractional sales at the St. Regis Aspen and residential sales at the St. Regis in San

Francisco, contract sales at vacation ownership properties were up 15.1% when compared to 2004.
•	Net income for the second quarter of 2005 was $145 million, including the after-tax charge of $11 million relating to the demolition of a portion of the Sheraton in Cancun, Mexico referred to above, compared to $154 million in the second quarter of 2004. Excluding special items, income from continuing operations was $156 million compared to $107 million in 2004. Total Company Adjusted EBITDA increased 26.1% to $391 million when compared to $310 million in 2004.

•	According to Smith Travel Research system-wide market share in North America increased 90 basis points when compared to 2004.
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2005 of $0.65 compared to $0.56 in the second quarter of 2004. Excluding special items of $11 million (after-tax) in the 2005 period related to the partial demolition of the Sheraton in Cancun, Mexico where we will build vacation ownership units, EPS from continuing operations was $0.70 for the second quarter of 2005 compared to $0.50 in the second quarter of 2004. Income from continuing operations was $145 million in the second quarter of 2005 compared to $120 million in 2004. Excluding special items, income from continuing operations was $156 million for the second quarter of 2005 compared to $107 million in 2004. Net income (after discontinued operations) was $145 million and EPS was $0.65 in the second quarter of 2005 compared to $154 million and EPS of $0.72 in the second quarter of 2004. The effective tax rate for the second quarter of 2005 was 24.7%.
Steven J. Heyer, CEO, said: “Our results this quarter were outstanding and we are pleased to be raising our guidance for the remainder of the year. For the eleventh quarter in a row we’ve gained market share. I am thrilled with the progress we are making on our brand-building efforts and service innovation, which I believe will continue to keep us ahead of our competition and will accelerate our market share growth. The marketing and service programs we have and are developing will help us secure an emotional connection with our guests and cement our position as brand leader in the upper upscale and luxury segments.”
“Our global development pipeline remains stronger than ever and new brand launches like Project XYZ should capture the lion’s share of new select serve opportunities. The strength of our brands should also enable Starwood to capture share of wallet both inside and outside of the four walls of the hotel. Already, the Westin Heavenly Bed ensemble available at Nordstrom’s, the Bliss catalogue business and the W Stores are adding to our top and bottom lines.”
“During the quarter we announced several additional asset sales including the legendary Hotel Danieli in Venice, moving us in line to achieve our goal of $500 million in asset sales. We continue to evaluate our current portfolio of owned assets with a focus on harvesting previously unrecognized assets either through additional asset sales or redevelopment opportunities.”
“Business continues to be robust and supply remains constrained. Our team is excited about the work we are doing and the direction we are heading.”
Operating Results:
Second Quarter Ended June 30, 2005
Cash flow from operations was $171 million compared to $119 million in 2004. Total Company Adjusted EBITDA was $391 million compared to $310 million in 2004.
Owned, Leased and Consolidated Joint Venture Hotels
REVPAR for Same-Store Owned Hotels in North America and worldwide increased 12.7% and 12.3%, respectively, when compared to 2004. REVPAR at Same-Store Owned Hotels in North America increased 17.2% at W, 14.2% at both St. Regis/Luxury Collection and Westin, and 9.9% at Sheraton. REVPAR growth was particularly strong at the Company’s owned hotels in New York, Chicago, Ft. Lauderdale, Denver, Los Angeles, Maui, Toronto, San Diego, Atlanta and Washington D.C. Revenue from transient travel was up 14.9% in North America when compared to 2004. Internationally, Same-Store Owned Hotel REVPAR increased 11.4%, with Latin America up 19.5% (REVPAR in owned hotels in Argentina, Brazil, Peru and resort areas in Mexico was particularly strong), Asia Pacific up 11.9%, and Europe up 9.8%. Excluding the favorable effects of foreign exchange, REVPAR increased 7.0% internationally.
Total revenues at Same-Store Owned Hotels worldwide increased 9.7%, to $929 million when compared to $847 million in 2004 while costs and expenses at the hotels increased 6.9% to $664 million in 2005 compared to $621 million in 2004. Total revenues at Same-Store Owned Hotels in North America increased 9.3% to $674 million in 2005 when compared to $617 million in 2004 while costs and expenses at these hotels increased 5.9% to $481 million when compared to $454 million in 2004.
System-wide REVPAR; Management/Franchise Fees
System-wide (owned, managed and franchised) REVPAR for Same-Store Hotels in North America increased 11.8%; W Hotels 17.6%, Sheraton 12.0%, Westin and Four Points by Sheraton 11.7% each, and St. Regis/Luxury Collection 4.2%. For the eleventh quarter in a row, total Company market share in North America increased for the Company’s owned and managed hotels as well as for system-

wide hotels. Total third-party management and franchise fees were $91 million, up $16 million, or 21.3%, from last year.
Distribution
Starwood’s central distribution systems gross bookings increased approximately 10% when compared to 2004. Gross online bookings through proprietary branded websites increased 30% as compared to 2004, with gross dollar bookings from the proprietary branded sites increasing 45%. Gross online dollar bookings represented approximately 12% of the overall gross dollar bookings, with 74% of that coming from our proprietary branded websites, as compared to 10% of overall gross dollar bookings, with 72% of that from proprietary branded websites in 2004.
Vacation Ownership and Residential
Vacation ownership and residential revenue, which excludes gains on sales of notes receivable (there were no sales of notes receivable in the second quarter of 2005), was up $93 million, or 66.4% to $233 million when compared to 2004 primarily due to residential sales at the St. Regis Museum Tower in San Francisco and vacation ownership sales at our resorts in Maui, Orlando and Scottsdale. Contract sales, excluding fractional sales at the St. Regis Aspen and residential sales at the St. Regis in San Francisco, were up 15.1% when compared to 2004. The average price per timeshare unit sold increased approximately 12.0% to $22,480, and the number of contracts signed increased approximately 2.7% when compared to 2004.
In December 2004, the Company completed the conversion of 98 guest rooms at the St. Regis in Aspen, Colorado into 25 fractional units, which are being sold in four week intervals, and 20 new hotel rooms. In the second quarter of 2005, the Company recognized revenues of $4 million related to this project. Also, in the second quarter of 2005, the Company continued selling condominiums at the St. Regis Museum Tower which is under construction in San Francisco, and recognized revenues of approximately $40 million.
In addition to its robust pipeline of existing vacation ownership inventory, the Company continues to evaluate its existing owned real estate for potential conversion to vacation ownership, fractional, or residential projects. For example, as discussed earlier, the Company has partially demolished the Sheraton in Cancun, Mexico where it will build a timeshare development that is expected to have up to 73 units upon completion. The Company is also working with its business partners to develop similar conversion opportunities at managed hotels.
Currently, the Company is working on new phases at the Westin Ka’anapali Ocean Resort Villas in Maui, Hawaii, the Westin Kierland Villas in Scottsdale, Arizona, the Sheraton Broadway Plantation in Myrtle Beach, South Carolina, the

Harborside Resort at Atlantis, Nassau, Bahamas, and the Sheraton Vistana Villages in Orlando, Florida.
In addition to the expansion at the existing properties above, Starwood Vacation Ownership is in the predevelopment phase of several new vacation ownership resorts including one in Princeville on the island of Kauai, Hawaii. The Company is also working on its second St. Regis-branded fractional resort in Punta Mita, Mexico.
As discussed earlier, the Company did not sell any notes receivable and thereby did not recognize any gains during the second quarter of 2005 compared to gains of $8 million in the same period of 2004.
Brand Development/Unit Growth
During the second quarter, the Company signed 26 full service hotel management and franchise contracts (representing approximately 6,200 rooms) including the Westin Orlando Convention Center (Orlando, Florida, 492 rooms), Westin North Shore (Wheeling, Illinois, 440 rooms), Sheraton Urumqi (Urumqi, China, 410 rooms) and Westin Guangzhou (Guangzhou, China, 400 rooms) and opened nine new hotels and resorts, including the Sheraton Los Angeles Downtown Hotel (Los Angeles, California, 485 rooms) and Sheraton Miami Mart Hotel (Miami, Florida, 332 rooms). Nine properties (representing approximately 2,600 rooms) were removed from the system during the quarter (5 Four Points and 4 Sheratons). Including openings during the first six months of 2005, the Company expects to open approximately 50 new full-service hotels and resorts (approximately 10,000 rooms) around the world in 2005. The Company had approximately 190 full service hotels and approximately 48,000 rooms in its active global development pipeline at June 30, 2005, with roughly half of that number in international locations.
In July 2005, the Company opened a new Bliss spa at the W San Francisco hotel. Later in 2005 and in 2006, the Company plans to open 3 new Bliss spas in W hotels in Dallas, Los Angeles and Chicago and 2 new Remede Spas in St. Regis hotels in San Francisco and New York with several others in various planning stages.
Results for the Six Months Ended June 30, 2005:
EPS from continuing operations was $1.01 compared to $0.72 in 2004. Excluding special items, EPS from continuing operations was $1.05 compared to $0.66 in 2004. Income from continuing operations was $224 million compared to $153 million in 2004. Excluding special items, income from continuing operations was $233 million compared to $140 million in 2004. Net income (after discontinued operations) was $224 million and EPS was $1.01 compared to $188 million and $0.88, respectively, in 2004.

Cash flow from operations was $230 million compared to $182 million in 2004. Total Company Adjusted EBITDA was $679 million compared to $532 million in 2004.
Capital:
Gross capital spending during the quarter included approximately $68 million in renovations of hotel assets including construction capital at the Sheraton Hotel and Towers in New York, New York, the St. Regis in New York, New York, the Sheraton Centre Toronto Hotel in Toronto, Canada, and the Boston Park Plaza in Boston, Massachusetts. Investment spending on gross VOI inventory was $40 million, which was more than offset by cost of sales of $46 million during the quarter. The inventory spend included VOI construction at the Westin Ka’anapali Ocean Resort Villas in Maui, Hawaii, the Sheraton Vistana Villages in Orlando, Florida, and the Westin Kierland Villas in Scottsdale, Arizona and construction of fractional units at the St. Regis in Aspen, Colorado. Additionally during the quarter, further investment spending of $27 million included the ongoing development of the St. Regis Museum Tower in San Francisco which will consist of 260 hotel rooms and 102 condominium units. To date, the Company has invested $275 million in the St. Regis Museum Tower project, which is expected to open in late 2005. The Company expects to realize gross proceeds of approximately $240 million from the sale of the project’s condominiums and has recognized approximately $99 million in revenues to date.
Balance Sheet:
At June 30, 2005, the Company had total debt of $4.359 billion and cash and cash equivalents (including $518 million of restricted cash) of $899 million, or net debt of $3.460 billion, compared to net debt of $3.669 billion at the end of the first quarter of 2005. In addition, the Company continues to have an approximate $200 million investment in the senior debt of Le Meridien hotels.
At June 30, 2005, debt was approximately 77% fixed rate and 23% floating rate and its weighted average maturity was 4.6 years with a weighted average interest rate of 6.03%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $1.892 billion.
Outlook:
All comments in the following paragraphs and certain comments in this release above are deemed to be forward-looking statements. These statements reflect expectations of the Company’s performance given its current base of assets and its current understanding of external economic and geo-political environments. Actual results may differ materially.

For the three months ended September 30, 2005, if REVPAR at Same-Store Owned Hotels in North America increases approximately 10% - 12% versus the same period in 2004:
•	Adjusted EBITDA would be expected to be approximately $342 million, an increase of 17.5% when compared to $291 million in the same period of 2004.

•	Net income would be expected to be approximately $114 million, an increase of 34.1% when compared to income from continuing operations before special items in the third quarter of 2004.

•	EPS would be expected to be $0.51, an increase of 27.5% when compared to EPS from continuing operations before special items in the third quarter of 2004.
For the full year 2005, if REVPAR at Same-Store Owned Hotels in North America increases approximately 10% - 12% versus the full year 2004:
•	Full year revenues, including other revenues from managed and franchised properties, would be expected to be approximately $5.950 billion.

•	Full year Adjusted EBITDA would be expected to increase approximately 21.3% to approximately $1.395 billion, when compared to 2004 Adjusted EBITDA of $1.150 billion.

•	Full year net income before special items would be expected to be approximately $484 million at approximately a 25% effective tax rate, which assumes an annual dividend of $0.84 per Share (payable in January 2006), when compared to 2004 income from continuing operations before special items of approximately $348 million at a 13.9% effective tax rate.

•	Full year EPS before special items would be expected to increase approximately 34.6% to $2.18 when compared to 2004 EPS from continuing operations before special items of $1.62.

•	Full year capital expenditures (excluding timeshare inventory) would be approximately $600 million, including $300 million for maintenance, renovation and technology, approximately $100 million for the completion of the St. Regis San Francisco multi-use project under construction, and $200 million for other growth initiatives. Additionally, net capital expenditures for timeshare inventory would be approximately $100 million.

•	For the full year the Company expects cash interest expense of approximately $281 million and cash taxes of approximately $50 million.

Special Items:

     The Company recorded net charges of $11 million (after-tax) for special items in the second quarter of 2005 compared to $13 million of net credits (after-tax) in the same period of 2004.

     Special items in the second quarter of 2005 primarily relate to impairment charges associated with a hotel in Cancun, Mexico that is being partially demolished in order to build vacation ownership units.

     The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Six Months Ended
June 30,			June 30,
2005	2004		2005	2004

$156	$107	Income from continuing operations before special items	$233	$140

$0.70	$0.50	EPS before special items	$1.05	$0.66

		Special Items
—	3	Adjustment to costs associated with construction remediation (a)	—	4
(17)	(3)	Loss on asset dispositions and impairments, net (b)	(16)	(4)

(17)	—	Total special items – pre-tax	(16)	—
6	1	Income tax benefit for special items (c)	5	1
—	12	Favorable settlement of tax matters (d)	2	12

(11)	13	Total special items – after-tax	(9)	13

$145	$120	Income from continuing operations	$224	$153

$0.65	$0.56	EPS including special items	$1.01	$0.72

(a)	Represents adjustments to the Company’s share of costs for construction remediation efforts at a property owned by a vacation ownership unconsolidated joint venture that were previously recorded in 2002.

(b)	For the three and six months ended June 30, 2005, primarily reflects impairment charges associated with the Sheraton hotel in Cancun, Mexico that is being partially demolished in order to build vacation ownership units. Loss of $3 million and $4 million for the three and six months ended June 30, 2004, respectively, reflects impairment charges primarily associated with the renovation of a portion of the W New York for the Bliss Spa.

(c)	Represents taxes on special items at the Company’s incremental tax rate.

(d)	Tax benefit in the six months ended June 30, 2005 reflects a state tax refund related to tax years prior to the 1995 split-up of ITT Corporation. Tax benefit of $12 million in the three and six months ended June 30, 2004, respectively, reflects the favorable results of certain changes to the Federal tax rules.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. (EST) today. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EST) today through Tuesday, August 2 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 9990344).

Definitions:

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s ability to service debt, fund capital expenditures, pay income taxes and pay cash distributions. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as the special items described on page 7 of this release and/or revenues and costs and expenses from hotels sold, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also used Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding hotels sold to date, undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality.) REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to contract sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 750 properties in more than 80 countries and 120,000 employees at its owned and managed properties. With internationally renowned brands, Starwood® corporation is a fully integrated owner, operator and franchisor of hotels and resorts including: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, and W®, Hotels and Resorts as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the timing and robustness of the recovery in the United States from the recent economic downturn and the prospects for improved performance in other parts of the world, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate and the hotel and vacation ownership businesses, operating risks associated with the hotel and vacation ownership businesses, relationships with associates, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and other circumstances and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2005	2004	Variance		2005	2004	Variance
			Revenues
$ 939	$868	8.2	Owned, leased and consolidated joint venture hotels	$1,752	$1,637	7.0
233	140	66.4	Vacation ownership and residential sales and services	464	268	73.1
119	104	14.4	Management fees, franchise fees and other income	223	194	14.9
268	251	6.8	Other revenues from managed and franchised properties (a)	526	491	7.1

1,559	1,363	14.4		2,965	2,590	14.5
			Costs and Expenses
675	640	(5.5)	Owned, leased and consolidated joint venture hotels	1,316	1,247	(5.5)
167	105	(59.0)	Vacation ownership and residential	334	202	(65.3)
94	88	(6.8)	Selling, general, administrative and other	176	170	(3.5)
101	101	—	Depreciation	206	203	(1.5)
4	5	20.0	Amortization	9	9	—
268	251	(6.8)	Other expenses from managed and franchised properties (a)	526	491	(7.1)

1,309	1,190	(10.0)		2,567	2,322	(10.6)
250	173	44.5	Operating income	398	268	48.5
—	8	(100.0)	Gain on sale of VOI notes receivable	—	8	(100.0)
18	12	50.0	Equity earnings from unconsolidated ventures, net	31	16	93.8
(60)	(65)	7.7	Interest expense, net of interest income of $3, $1, $5 and $1	(122)	(129)	5.4
(17)	(3)	n/m	Loss on asset dispositions and impairments, net	(16)	(4)	n/m

191	125	52.8	Income from continuing operations before taxes and minority equity	291	159	83.0
(47)	(5)	n/m	Income tax expense	(68)	(7)	n/m
1	—	n/m	Minority equity in net loss	1	1	—

145	120	20.8	Income from continuing operations	224	153	46.4
			Discontinued operations:
—	34	(100.0)	Gain on disposition (b)	—	35	(100.0)

$ 145	$154	(5.8)	Net income	$224	$188	19.1

			Earnings Per Share – Basic
$ 0.67	$0.57	17.5	Continuing operations	$1.04	$0.74	40.5
—	0.17	(100.0)	Discontinued operations	—	0.17	(100.0)

$ 0.67	$0.74	(9.5)	Net income	$1.04	$0.91	14.3

			Earnings Per Share – Diluted
$ 0.65	$0.56	16.1	Continuing operations	$1.01	$0.72	40.3
—	0.16	(100.0)	Discontinued operations	—	0.16	(100.0)

$ 0.65	$0.72	(9.7)	Net income	$1.01	$0.88	14.8

216	208		Weighted average number of Shares	214	206

223	215		Weighted average number of Shares assuming dilution	222	213

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

(b)	2004 activity represents the reversal of reserves that are no longer required as the related contingencies have been resolved and the favorable resolution of certain tax matters related to the 1999 divestiture of the Company’s gaming business.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	June 30,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$381	$326
Restricted cash	509	347
Accounts receivable, net of allowance for doubtful accounts of $61 and $58	598	482
Inventories	316	371
Prepaid expenses and other	197	157

Total current assets	2,001	1,683
Investments	432	453
Plant, property and equipment, net	6,778	6,997
Goodwill and intangible assets, net	2,532	2,544
Other assets (a)	653	621

	$12,396	$12,298

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$634	$619
Accounts payable	154	200
Accrued expenses	719	872
Accrued salaries, wages and benefits	248	299
Accrued taxes and other	158	138

Total current liabilities	1,913	2,128
Long-term debt (b)	3,725	3,823
Deferred income taxes	851	880
Other liabilities	624	652

	7,113	7,483
Minority interest	24	27
Exchangeable units and Class B preferred shares, at redemption value of $38.50	—	—
Commitments and contingencies
Stockholders’ equity:
Class A exchangeable preferred shares of the Trust; $0.01 par value; authorized 30,000,000 shares; outstanding 564,397 and 597,825 shares at June 30, 2005 and December 31, 2004, respectively	—	—
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 216,975,974 and 208,730,800 shares at June 30, 2005 and December 31, 2004, respectively	2	2
Trust Class B shares of beneficial interest; $0.01 par value; authorized 1,000,000,000 shares; outstanding 216,975,974 and 208,730,800 shares at June 30, 2005 and December 31, 2004, respectively	2	2
Additional paid-in capital	5,488	5,121
Deferred compensation	(69)	(14)
Accumulated other comprehensive loss	(320)	(255)
Retained earnings (accumulated deficit)	156	(68)

Total stockholders’ equity	5,259	4,788

	$12,396	$12,298

(a)	Includes restricted cash of $9 million and $10 million at June 30, 2005 and December 31, 2004, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $391 million and $438 million at June 30, 2005 and December 31, 2004, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Historical Data
(in millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2005	2004	Variance		2005	2004	Variance

			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$145	$154	(5.8)	Net income	$224	$188	19.1
68	70	2.9	Interest expense(a)	137	141	2.8
47	(29)	n/m	Income tax (benefit) expense(b)	68	(27)	n/m
108	109	0.9	Depreciation(c)	222	219	(1.4)
6	6	—	Amortization (d)	12	12	—

374	310	20.6	EBITDA	663	533	24.4
—	(3)	(100.0)	Adjustment to costs associated with construction remediation	—	(4)	(100.0)
17	3	n/m	Loss on asset dispositions and impairments, net	16	4	n/m
—	—	—	Discontinued operations(e)	—	(1)	(100.0)

$391	$310	26.1	Adjusted EBITDA	$679	$532	27.6

(a)	Includes $5 and $4 million of interest expense related to unconsolidated joint ventures for the three months ended June 30, 2005 and 2004, respectively, and $10 and $11 million for the six months ended June 30, 2005 and 2004, respectively.

(b)	Includes $0 and $(34) million of tax expense (benefit) recorded in discontinued operations for the three months ended June 30, 2005 and 2004, respectively, and $0 and $(34) million for the six months ended June 30, 2005 and 2004, respectively.

(c)	Includes $7 and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended June 30, 2005 and 2004, respectively, and $16 and $16 million for the six months ended June 30, 2005 and 2004, respectively.

(d)	Includes $2 and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended June 30, 2005 and 2004, respectively, and $3 and $3 million for the six months ended June 30, 2005 and 2004, respectively.

(e)	Excludes the taxes already added back as noted in (b) above.

Three Months Ended			Six Months
June 30,			Ended June 30,
2005	2004		2005	2004
		Cash Flow Data
$145	$154	Net income	$224	$188
		Exclude:
—	(34)	Discontinued operations, net	—	(35)

145	120	Income from continuing operations	224	153
(103)	(44)	Increase in restricted cash	(161)	(130)
129	43	Adjustments to income from continuing operations, changes in working capital, and other	167	158

171	119	Cash from continuing operations	230	181
—	—	Cash from discontinued operations	—	1

$171	$119	Cash from operating activities	$230	$182

$(82)	$(64)	Cash used for investing activities	$(151)	$(244)

$(13)	$(128)	Cash used for financing activities	$(11)	$(201)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Future Performance
(In millions)

Year Ended
December 31, 2005
Net income before special items	$484
Special items (see page 8)	(9)

Net income	$475

EPS before special items	$2.18
Special items (see page 8)	(0.04)

EPS	$2.14

Three Months
Ended		Year Ended
September 30, 2005		December 31, 2005
$114	Net Income	$475
72	Interest expense	281
38	Income tax expense	151
118	Depreciation and amortization	472

342	EBITDA	1,379
—	Loss on asset dispositions and impairments, net	16

$342	Adjusted EBITDA	$1,395

Three Months
Ended		Year Ended
September 30, 2004		December 31, 2004
$107	Net income	$395
68	Interest expense	275
35	Income tax expense	34
111	Depreciation	445
6	Amortization	26

327	EBITDA	1,175
4	Loss on asset dispositions and impairments, net	33
(3)	Discontinued operations	(17)
(37)	Restructuring and other special credits, net	(37)
—	Adjustment to costs associated with construction remediation	(4)

$291	Adjusted EBITDA	$1,150

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels (1)			%
2005	2004	Variance	Worldwide	2005	2004	Variance

			Revenue
$929	$847	9.7	Same-Store Owned Hotels	$1,702	$1,576	8.0
1	10	(90.0)	Hotels Sold or Closed in 2005 and 2004 (4 hotels)	6	19	(68.4)
8	9	(11.1)	Hotels Without Comparable Results (4 hotels)	43	41	4.9
1	2	(50.0)	Other ancillary hotel operations	1	1	—

$939	$868	8.2	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,752	$1,637	7.0

			Costs and Expenses
$664	$621	(6.9)	Same-Store Owned Hotels	$1,275	$1,199	(6.3)
1	8	87.5	Hotels Sold or Closed in 2005 and 2004 (4 hotels)	6	16	62.5
8	9	11.1	Hotels Without Comparable Results (4 hotels)	33	30	(10.0)
2	2	—	Other ancillary hotel operations	2	2	—

$675	$640	(5.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,316	$1,247	(5.5)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2005	2004	Variance	North America	2005	2004	Variance

			Revenue
$674	$617	9.2	Same-Store Owned Hotels	$1,237	$1,158	6.8
—	4	(100.0)	Hotels Sold or Closed in 2005 and 2004 (3 hotels)	2	10	(80.0)
4	5	(20.0)	Hotels Without Comparable Results (3 hotels)	33	32	3.1

$678	$626	8.3	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,272	$1,200	6.0

			Costs and Expenses
$481	$454	(5.9)	Same-Store Owned Hotels	$923	$881	(4.8)
—	4	100.0	Hotels Sold or Closed in 2005 and 2004 (3 hotels)	2	8	75.0
6	6	—	Hotels Without Comparable Results (3 hotels)	27	24	(12.5)

$487	$464	(5.0)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$952	$913	(4.3)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2005	2004	Variance	International	2005	2004	Variance

			Revenue
$255	$230	10.9	Same-Store Owned Hotels	$465	$418	11.2
1	6	(83.3)	Hotels Sold or Closed in 2005 and 2004 (1 hotel)	4	9	(55.5)
4	4	—	Hotels Without Comparable Results (1 hotel)	10	9	11.1
1	2	(50.0)	Other ancillary hotel operations	1	1	—

$261	$242	7.9	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$480	$437	9.8

			Costs and Expenses
$183	$167	(9.6)	Same-Store Owned Hotels	$352	$318	(10.7)
1	4	75.0	Hotels Sold or Closed in 2005 and 2004 (1 hotel)	4	8	50.0
2	3	33.3	Hotels Without Comparable Results (1 hotel)	6	6	—
2	2	—	Other ancillary hotel operations	2	2	—

$188	$176	(6.8)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$364	$334	(9.0)

(1)	Same-Store Owned Hotel Results exclude 4 hotels sold or closed in 2005 and 2004 and 4 hotels without comparable results.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended
June 30, 2005
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
		134 Hotels			91 Hotels			43 Hotels

SAME STORE OWNED HOTELS
REVPAR ($)	131.98	117.49	12.3%	130.18	115.54	12.7%	137.30	123.26	11.4%
ADR ($)	178.24	165.85	7.5%	171.30	157.15	9.0%	200.96	195.77	2.7%
OCCUPANCY (%)	74.0%	70.8%	3.2	76.0%	73.5%	2.5	68.3%	63.0%	5.3

		58			36			22

SHERATON
REVPAR ($)	107.89	97.21	11.0%	114.84	104.45	9.9%	92.95	81.69	13.8%
ADR ($)	150.69	140.23	7.5%	154.33	141.00	9.5%	141.78	138.16	2.6%
OCCUPANCY (%)	71.6%	69.3%	2.3	74.4%	74.1%	0.3	65.6%	59.1%	6.5

		36			22			14

WESTIN
REVPAR ($)	142.51	126.13	13.0%	124.26	108.79	14.2%	200.32	180.80	10.8%
ADR ($)	183.73	172.21	6.7%	158.13	146.06	8.3%	269.39	260.77	3.3%
OCCUPANCY (%)	77.6%	73.2%	4.4	78.6%	74.5%	4.1	74.4%	69.3%	5.1

		10			4			6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	289.21	258.86	11.7%	266.55	233.32	14.2%	327.07	303.43	7.8%
ADR ($)	404.50	390.77	3.5%	356.99	338.31	5.5%	494.00	493.43	0.1%
OCCUPANCY (%)	71.5%	66.2%	5.3	74.7%	69.0%	5.7	66.2%	61.5%	4.7

		12			12

W
REVPAR ($)	196.28	167.46	17.2%	196.28	167.46	17.2%
ADR ($)	243.82	218.23	11.7%	243.82	218.23	11.7%
OCCUPANCY (%)	80.5%	76.7%	3.8	80.5%	76.7%	3.8

		18			17			1

OTHER
REVPAR ($)	90.90	80.83	12.5%	89.39	78.74	13.5%	100.04	93.54	6.9%
ADR ($)	127.43	118.65	7.4%	125.71	118.30	6.3%	137.63	120.53	14.2%
OCCUPANCY (%)	71.3%	68.1%	3.2	71.1%	66.6%	4.5	72.7%	77.6%	(4.9)

(1)	Hotel Results exclude 4 hotels sold or closed and 3 hotels without comparable results during 2004 and 2005.

(2)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended
June 30, 2005
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
		28 Hotels			11 Hotels			4 Hotels

SAME STORE OWNED HOTELS
REVPAR ($)	194.63	177.28	9.8%	64.50	53.98	19.5%	110.82	99.01	11.9%
ADR ($)	271.09	265.21	2.2%	103.35	99.83	3.5%	156.94	138.70	13.2%
OCCUPANCY (%)	71.8%	66.8%	5.0	62.4%	54.1%	8.3	70.6%	71.4%	(0.8)

		11			8			3

SHERATON
REVPAR ($)	126.69	114.10	11.0%	55.17	46.05	19.8%	117.43	102.36	14.7%
ADR ($)	172.74	171.23	0.9%	96.10	92.52	3.9%	169.35	151.49	11.8%
OCCUPANCY (%)	73.3%	66.6%	6.7	57.4%	49.8%	7.6	69.3%	67.6%	1.7

		11			3

WESTIN
REVPAR ($)	238.48	217.37	9.7%	99.95	84.13	18.8%
ADR ($)	332.76	315.41	5.5%	122.73	119.44	2.8%
OCCUPANCY (%)	71.7%	68.9%	2.8	81.4%	70.4%	11.0

		6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	327.07	303.43	7.8%
ADR ($)	494.00	493.43	0.1%
OCCUPANCY (%)	66.2%	61.5%	4.7

								1

OTHER
REVPAR ($)							100.04	93.54	6.9%
ADR ($)							137.63	120.53	14.2%
OCCUPANCY (%)							72.7%	77.6%	(4.9)

(1)	Hotel Results exclude 4 hotels sold or closed and 3 hotels without comparable results during 2004 and 2005.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended
June 30, 2005
UNAUDITED

	WORLDWIDE(2)			NORTH AMERICA(2)			INTERNATIONAL(3)
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
		134 Hotels			91 Hotels			43 Hotels

SAME STORE OWNED HOTELS
Total REVENUE	928,951	847,188	9.7%	674,173	616,627	9.3%	254,778	230,561	10.5%
Total EXPENSE	664,554	621,516	(6.9%)	481,103	454,387	(5.9%)	183,451	167,129	(9.8%)

		58			36			22

SHERATON
REVENUE	364,631	338,739	7.6%	253,467	240,513	5.4%	111,164	98,226	13.2%
EXPENSE	264,395	246,701	(7.2%)	180,127	174,040	(3.5%)	84,268	72,661	(16.0%)

		36			22			14

WESTIN
REVENUE	295,263	265,614	11.2%	194,662	173,829	12.0%	100,601	91,785	9.6%
EXPENSE	204,833	191,443	(7.0%)	135,618	126,413	(7.3%)	69,215	65,030	(6.4%)

		10			4			6

ST. REGIS/LUXURY COLLECTION
REVENUE	104,638	98,186	6.6%	69,675	65,080	7.1%	34,963	33,106	5.6%
EXPENSE	73,729	70,360	(4.8%)	51,384	48,160	(6.7%)	22,345	22,200	(0.7%)

		12			12

W(2)
REVENUE	107,838	93,742	15.0%	107,838	93,742	15.0%
EXPENSE	77,411	71,460	(8.3%)	77,411	71,460	(8.3%)

		18			17			1

OTHER
REVENUE	56,581	50,907	11.1%	48,531	43,463	11.7%	8,050	7,444	8.1%
EXPENSE	44,186	41,552	(6.3%)	36,563	34,314	(6.6%)	7,623	7,238	(5.3%)

(1)	Hotel Results exclude 4 hotels sold or closed and 3 hotels without comparable results during 2004 and 2005.

(2)	Includes lease expense of $4,288 in 2005 and 2004 related to the lease of the W Times Square in New York

(3)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results - Same Store Owned Hotels (1)
For the Three Months Ended
June 30, 2005
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	28 Hotels			11 Hotels			4 Hotels
SAME STORE OWNED HOTELS
Total REVENUE	179,686	167,292	7.4%	47,137	38,194	23.4%	27,955	25,075	11.5%
Total EXPENSE	130,019	121,812	(6.7%)	31,823	25,653	(24.1%)	21,609	19,664	(9.9%)

		11			8			3

SHERATON
REVENUE	61,074	55,581	9.9%	30,185	25,014	20.7%	19,905	17,631	12.9%
EXPENSE	48,790	43,529	(12.1%)	21,492	16,706	(28.6%)	13,986	12,426	(12.6%)

		11			3

WESTIN
REVENUE	83,649	78,605	6.4%	16,952	13,180	28.6%
EXPENSE	58,884	56,083	(5.0%)	10,331	8,947	(15.5%)

		6

ST. REGIS/LUXURY COLLECTION
REVENUE	34,963	33,106	5.6%
EXPENSE	22,345	22,200	(0.7%)

								1

OTHER
REVENUE							8,050	7,444	8.1%
EXPENSE							7,623	7,238	(5.3%)

(1)	Hotel Results exclude 4 hotels sold or closed and 3 hotels without comparable results during 2004 and 2005.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results - Same Store Owned Hotels (1)
For the Six Months Ended
June 30, 2005
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	133 Hotels			90 Hotels			43 Hotels
SAME STORE OWNED HOTELS
REVPAR ($)	122.20	109.90	11.2%	120.46	108.85	10.7%	127.35	112.99	12.7%
ADR ($)	173.87	162.36	7.1%	168.65	155.81	8.2%	190.37	184.47	3.2%
OCCUPANCY (%)	70.3%	67.7%	2.6	71.4%	69.9%	1.5	66.9%	61.2%	5.7

		57			35			22

SHERATON
REVPAR ($)	99.46	90.88	9.4%	103.09	95.46	8.0%	91.76	81.14	13.1%
ADR ($)	146.12	137.06	6.6%	148.89	136.98	8.7%	139.93	137.27	1.9%
OCCUPANCY (%)	68.1%	66.3%	1.8	69.2%	69.7%	(0.5)	65.6%	59.1%	6.5

		36			22			14

WESTIN
REVPAR ($)	135.00	120.42	12.1%	120.79	108.82	11.0%	181.35	157.87	14.9%
ADR ($)	180.70	168.58	7.2%	158.78	147.78	7.4%	258.09	245.44	5.2%
OCCUPANCY (%)	74.7%	71.4%	3.3	76.1%	73.6%	2.5	70.3%	64.3%	6.0

		10			4			6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	266.71	238.78	11.7%	271.92	238.17	14.2%	258.00	239.85	7.6%
ADR ($)	396.77	384.29	3.2%	368.61	351.05	5.0%	458.46	459.71	(0.3%)
OCCUPANCY (%)	67.2%	62.1%	5.1	73.8%	67.8%	6.0	56.3%	52.2%	4.1

		12			12

W
REVPAR ($)	176.30	152.22	15.8%	176.30	152.22	15.8%
ADR ($)	233.63	212.32	10.0%	233.63	212.32	10.0%
OCCUPANCY (%)	75.5%	71.7%	3.8	75.5%	71.7%	3.8

		18			17			1

OTHER
REVPAR ($)	80.48	72.28	11.3%	75.69	67.71	11.8%	109.54	100.04	9.5%
ADR ($)	124.15	115.97	7.1%	121.12	114.72	5.6%	138.68	121.41	14.2%
OCCUPANCY (%)	64.8%	62.3%	2.5	62.5%	59.0%	3.5	79.0%	82.4%	(3.4)

(1)	Hotel Results exclude 4 hotels sold or closed and 4 hotels without comparable results during 2004 and 2005.

(2)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results - Same Store Owned Hotels (1)
For the Six Months Ended
June 30, 2005
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	28 Hotels			11 Hotels			4 Hotels
SAME STORE OWNED HOTELS
REVPAR ($)	168.66	151.89	11.0%	73.27	61.77	18.6%	117.42	103.29	13.7%
ADR ($)	257.53	249.67	3.1%	110.95	108.05	2.7%	158.10	140.72	12.4%
OCCUPANCY (%)	65.5%	60.8%	4.7	66.0%	57.2%	8.8	74.3%	73.4%	0.9

		11			8			3

SHERATON
REVPAR ($)	118.43	106.79	10.9%	59.33	51.41	15.4%	122.25	105.28	16.1%
ADR ($)	172.90	169.63	1.9%	96.81	96.81	0.0%	171.26	155.10	10.4%
OCCUPANCY (%)	68.5%	63.0%	5.5	61.3%	53.1%	8.2	71.4%	67.9%	3.5

		11			3

WESTIN
REVPAR ($)	203.19	180.03	12.9%	126.21	101.12	24.8%
ADR ($)	313.65	294.73	6.4%	150.07	139.27	7.8%
OCCUPANCY (%)	64.8%	61.1%	3.7	84.1%	72.6%	11.5

		6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	258.00	239.85	7.6%
ADR ($)	458.46	459.71	(0.3%)
OCCUPANCY (%)	56.3%	52.2%	4.1

								1

OTHER
REVPAR ($)							109.54	100.04	9.5%
ADR ($)							138.68	121.41	14.2%
OCCUPANCY (%)							79.0%	82.4%	(3.4%)

(1)	Hotel Results exclude 4 hotels sold or closed and 4 hotels without comparable results during 2004 and 2005.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results - Same Store Owned Hotels (1)
For the Six Months Ended
June 30, 2005
UNAUDITED ($ thousands except variances)

	WORLDWIDE(2)			NORTH AMERICA(2)			INTERNATIONAL(3)
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	133 Hotels			90 Hotels			43 Hotels
SAME STORE OWNED HOTELS
Total REVENUE	1,701,818	1,576,067	8.0%	1,237,337	1,158,188	6.8%	464,481	417,879	11.2%
Total EXPENSE	1,275,245	1,198,852	(6.4%)	923,059	880,686	(4.8%)	352,185	318,165	(10.7%)

		57			35			22

SHERATON
REVENUE	652,363	618,591	5.5%	440,847	429,756	2.6%	211,516	188,835	12.0%
EXPENSE	495,858	466,814	(6.2%)	334,919	325,952	(2.8%)	160,939	140,862	(14.3%)

		36			22			14

WESTIN
REVENUE	556,474	504,853	10.2%	378,599	346,139	9.4%	177,875	158,714	12.1%
EXPENSE	399,888	372,779	(7.3%)	267,879	251,935	(6.3%)	132,009	120,844	(9.2%)

		10			4			6

ST. REGIS/LUXURY COLLECTION
REVENUE	197,672	186,114	6.2%	139,799	131,726	6.1%	57,873	54,388	6.4%
EXPENSE	145,311	139,403	(4.2%)	101,963	97,704	(4.4%)	43,348	41,699	(4.0%)

		12			12

W(2)
REVENUE	195,229	173,762	12.4%	195,229	173,762	12.4%
EXPENSE	149,132	139,616	(6.8%)	149,132	139,616	(6.8%)

		18			17			1

OTHER
REVENUE	100,080	92,747	7.9%	82,863	76,805	7.9%	17,217	15,942	8.0%
EXPENSE	85,056	80,240	(6.0%)	69,167	65,480	(5.6%)	15,889	14,760	(7.6%)

(1)	Hotel Results exclude 4 hotels sold or closed and 4 hotels without comparable results during 2004 and 2005.

(2)	Includes lease expense of $8,575 in 2005 and 2004 related to the lease of the W Times Square in New York

(3)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results - Same Store Owned Hotels (1)
For the Six Months Ended
June 30, 2005
UNAUDITED ($ thousands except variances)

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2005	2004	Var.	2005	2004	Var.	2005	2004	Var.
	28 Hotels			11 Hotels			4 Hotels
SAME STORE OWNED HOTELS
Total REVENUE	308,138	283,123	8.8%	99,285	83,653	18.7%	57,058	51,103	11.7%
Total EXPENSE	245,985	225,192	(9.2%)	62,844	53,627	(17.2%)	43,356	39,346	(10.2%)

		11			8			3

SHERATON
REVENUE	110,292	100,191	10.1%	61,383	53,483	14.8%	39,841	35,161	13.3%
EXPENSE	91,851	81,323	(12.9%)	41,621	34,953	(19.1%)	27,467	24,586	(11.7%)

		11			3

WESTIN
REVENUE	139,973	128,544	8.9%	37,902	30,170	25.6%
EXPENSE	110,786	102,170	(8.4%)	21,223	18,674	(13.6%)

		6

ST. REGIS/LUXURY COLLECTION
REVENUE	57,873	54,388	6.4%
EXPENSE	43,348	41,699	(4.0%)

								1

OTHER
REVENUE							17,217	15,942	8.0%
EXPENSE							15,889	14,760	(7.6%)

(1)	Hotel Results exclude 4 hotels sold or closed and 4 hotels without comparable results during 2004 and 2005.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Debt Portfolio Summary
As of June 30, 2005
UNAUDITED

	Interest	Balance		Interest	Avg Maturity
Debt	Terms	(in millions)	% of Portfolio	Rate	(in years)
Floating Rate Debt:

Senior credit facility
Revolving credit facility	Various + 125	$14	0%	3.81%	1.3
Term loan	LIBOR + 125	500	12%	4.59%	1.1

		514	12%	4.57%	1.2

Mortgages and other	Various	186	4%	5.38%	2.2

Interest rate swaps	LIBOR + 423	300	7%	7.75%

Total Floating		1,000	23%	5.67%	1.4

Fixed Rate Debt:

Sheraton Holding public debt (1)		1,052	24%	6.00%	7.5

Senior notes (2)		1,510	35%	6.70%	4.4

Convertible debt		360	8%	3.50%	0.9

Mortgages and other		737	17%	7.25%	5.8

Interest rate swaps		(300)	(7%)	7.88%

Total Fixed		3,359	77%	6.13%	5.2

Total Debt		$4,359	100%	6.03%	4.6

(1)	Balance consists of outstanding public debt of $1.047 billion and a $5 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004.

(2)	Balance consists of outstanding public debt of $1.496 billion and a $26 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004 and a ($12) million fair value adjustment related to current fixed to floating interest rate swaps.

Maturities
<1 year	$634
1-3 years	1,631
3-5 years	485
>5 years	1,609

$4,359

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of June 30, 2005
UNAUDITED ($ millions)
Properties without comparable results in 2005:

Property	Location
Sheraton Kauai	Koloa, HI
St. Regis Aspen	Aspen, CO
Paradise Streams Caesars	Mt. Pocono, PA
Shertaton Cancun	Cancun, Mexico
Properties sold or closed in 2005 and 2004:

Property	Location
Englewood — Sheraton Denver Tech Center	Englewood, CO
Deerfield — Hilton	Ft. Lauderdale, FL
Rancho Bernardo — Four Points	Rancho Bernardo, CA
Lisbon — Sheraton Lisboa Htl & Twrs	Lisbon, Portugal
Selected Balance Sheet Items:

Cash and cash equivalents (including restricted cash of $518 million)	$899
Debt level	$4,359

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Six Months Ended June 30, 2005
UNAUDITED ($ millions)

	Q2	YTD

Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	68	126
Corporate/IT	12	16

Subtotal	80	142

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	6	8
Net capital expenditures for Inventory (1)	(6)	(20)

Subtotal	—	(12)

Development Capital	27	98

Total Capital Expenditures	107	228

(1)	Represents gross inventory capital expenditures of $40 and $73 in the three and six months ended June 30, 2005, respectively, less cost of sales of $46 and $93 in the three and six months ended June 30, 2005, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Summary of Portfolio by Properties & Rooms
As of June 30, 2005
UNAUDITED

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned

Sheraton	36	16,218	11	3,077	7	3,549	3	1,028	57	23,872
Westin	22	10,359	11	2,374	3	901	—	—	36	13,634
Four Points	6	1,153	—	—	—	—	1	630	7	1,783
W	12	4,294	—	—	—	—	—	—	12	4,294
Luxury Collection	1	654	5	638	2	320	—	—	8	1,612
St. Regis	4	840	1	161	—	—	—	—	5	1,001
Other	12	2,806	—	—	—	—	—	—	12	2,806

Total Owned	93	36,324	28	6,250	12	4,770	4	1,658	137	49,002

Managed & UJV

Sheraton	42	20,828	72	21,170	10	1,995	45	16,267	169	60,260
Westin	37	20,888	7	1,869	—	—	12	4,935	56	27,692
Four Points	1	475	7	1,035	2	263	2	387	12	2,160
W	5	902	—	—	1	237	2	353	8	1,492
Luxury Collection	6	1,401	6	942	7	158	—	—	19	2,501
St. Regis	2	403	1	95	—	—	2	591	5	1,089
Other	1	2,567	—	—	—	—	2	296	3	2,863

Total Managed & UJV	94	47,464	93	25,111	20	2,653	65	22,829	272	98,057

Franchised

Sheraton	114	35,953	29	7,043	3	1,074	17	5,682	163	49,752
Westin	18	7,288	3	1,141	3	598	5	1,226	29	10,253
Four Points	92	16,363	10	1,376	9	1,350	1	126	112	19,215
Luxury Collection	3	600	12	1,354	—	—	—	—	15	1,954

Total Franchised	227	60,204	54	10,914	15	3,022	23	7,034	319	81,174

Systemwide

Sheraton	192	72,999	112	31,290	20	6,618	65	22,977	389	133,884
Westin	77	38,535	21	5,384	6	1,499	17	6,161	121	51,579
Four Points	99	17,991	17	2,411	11	1,613	4	1,143	131	23,158
W	17	5,196	—	—	1	237	2	353	20	5,786
Luxury Collection	10	2,655	23	2,934	9	478	—	—	42	6,067
St. Regis	6	1,243	2	256	—	—	2	591	10	2,090
Other	13	5,373	—	—	—	—	2	296	15	5,669

Total Systemwide	414	143,992	175	42,275	47	10,445	92	31,521	728	228,233